     As filed with the Securities and Exchange Commission on March 22, 2006
                                                    Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                       TRANSACT TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in its charter)


              DELAWARE                                06-1456680
    (State or other jurisdiction                   (I.R.S. Employer
  of incorporation or organization)               Identification No.)


                                  7 LASER LANE
                              WALLINGFORD, CT 06492
                                 (203) 859-6800
          (Address of principal executive offices, including zip code)

                            -------------------------


                           2005 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                            -------------------------

                               STEVEN A. DEMARTINO
               EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
                             TREASURER AND SECRETARY
                       TRANSACT TECHNOLOGIES INCORPORATED
                                  7 LASER LANE
                              WALLINGFORD, CT 06492
                                 (203) 859-6800
 (Name, address and telephone number, including area code, of agent for service)

                            -------------------------

                    Please send copies of all communications
                                      to:

                               DAVID A. FINE, ESQ.
                                ROPES & GRAY LLP
                             ONE INTERNATIONAL PLACE
                                BOSTON, MA 02110
                           (617) 951-7000 (TELEPHONE)
                           (617) 951-7050 (FACSIMILE)

                         CALCULATION OF REGISTRATION FEE

   Title of Each Class of        Amount to be       Proposed Maximum          Proposed Maximum         Amount of
 Securities to be Registered      Registered       Offering Price Per        Aggregate Offering      Registration
                                                        Share(2)                  Price(2)                Fee
     Common Stock, $.01         600,000 shares            $8.99                  $5,394,000             $577.16
  par value per share, and
   related Preferred Stock
     Purchase Rights (1)

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued in the event of a stock dividend, stock split, recapitalization or other similar transaction. In addition, this registration statement covers related rights to purchase Series A Preferred Stock, par value $.01 per share, registered on a Form 8-A filed with the Securities and Exchange Commission on December 2, 1997 (the "Preferred Stock Purchase Rights"). No separate consideration will be received for the Preferred Stock Purchase Rights, which will initially trade together with the Common Stock.

(2) Of the 600,000 shares to be registered hereunder, 133,000 shares are subject to outstanding options and the registration fee for these shares have been calculated based on the actual weighted average exercise price of $7.63. The offering price of $9.38 per share of the remaining 467,000 shares not subject to outstanding options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average high and low prices of the common stock, par value $.01 per share, as reported on the Nasdaq National Market on March 20, 2006.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information of TransAct Technologies Incorporated (the "Registrant"), and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The Registrant hereby incorporates the following documents herein by reference:

      (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 15, 2006.

      (b) The description of the Common Stock, $.01 par value per share, contained in the Registrant's Registration Statement on Form 8-A (File No. 000-21121), filed with the Commission pursuant to Section 12 of the Exchange Act on August 1, 1996, as most recently revised by the Registrant's Form 8-A/A on February 18, 1999.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant is incorporated under the laws of the State of Delaware.
Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

      The Registrant's certificate of incorporation provides that the registrant shall indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware. The Registrant's certificate of incorporation provides that the registrant's directors and officers shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the General Corporation Law as in effect at the time such liability is determined. The Registrant's By-laws provide that the Registrant shall indemnify its directors and officers to the extent permitted by the General Corporation Law of the State of Delaware.

      All of the Registrant's directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      Exhibit

      4.1 2005 Equity Incentive Plan (previously filed as Exhibit 10.5(x) to Form 10-K, filed on March 15, 2006, File No. 000-21121).

      4.2 Certificate of Amendment of Certificate of Incorporation (previously filed as Exhibit 3.1(b) to the Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998, File No. 000-21121).

      4.3 Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Annual Report filed on Form 10-K for the year ended December 31, 1998, filed on March 29, 1999, File No. 000-21121).

      5.1   Opinion of Ropes & Gray LLP, filed herewith.

      23.1  Consent of PricewaterhouseCoopers LLP, filed herewith.

      23.2 Consent of Ropes & Gray LLP, filed herewith (included in the opinion filed as Exhibit 5.1).

      24.1 Powers of Attorney, filed herewith (included on the signature page of this Registration Statement under the caption "Power of Attorney").

ITEM 9. UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wallingford in the State of Connecticut, on this 22nd day of March, 2006.

                                     TRANSACT TECHNOLOGIES
                                     INCORPORATED


                                     By: /s/ Steven A. DeMartino
                                         --------------------------------
                                         Name: Steven A. DeMartino
                                         Title: Executive Vice President, Chief
                                                Financial Officer, Treasurer and
                                                Secretary

                        SIGNATURES AND POWER OF ATTORNEY


      Each person whose signature appears below constitutes and appoints Bart Shuldman and Steven DeMartino, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by TransAct Technologies Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                              Title                                            Date
---------                              -----                                            -----
/S/ BART C. SHULDMAN                   Chairman, President, Chief Executive Officer       March 20, 2006
--------------------                   and Director
BART C. SHULDMAN


/S/ STEVEN A. DEMARTINO                Executive Vice President, Chief Financial          March 20, 2006
-----------------------                Officer, Treasurer and Secretary
STEVEN A. DEMARTINO



/S/ CHARLES A. DILL                    Director                                           March 20, 2006
-------------------
CHARLES A. DILL


/S/ THOMAS R. SCHWARZ                  Director                                           March 20, 2006
---------------------
THOMAS R. SCHWARZ

/S/ GRAHAM Y. TANAKA                   Director                                           March 20, 2006
--------------------
GRAHAM Y. TANAKA